Exhibit 5.1

January 10, 2011

Taylor Capital Group, Inc.

9550 West Higgins Road

Rosemont, Illinois 60018

Re:	Taylor Capital Group, Inc.
Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Taylor Capital Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) filed on January 10, 2011 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of up to $175 million aggregate initial offering price of an indeterminate amount of the following:

•	shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”);

•	shares of the Company’s preferred stock, $0.01 par value per share (the “Preferred Stock”), in one or more series, which may be represented by depositary shares (the “Depositary Shares”);

•

debt securities (the “Debt Securities”) consisting of debentures, notes and/or other evidences of indebtedness, in one or more series, which are to be issued by the Company pursuant to an indenture, in the form attached as Exhibit 4.12 to the Registration Statement (as may be amended or supplemented from time to time, the “Indenture”), in each case between the Company and the trustee(s) named therein (each, a “Trustee”);

•	warrants of the Company (the “Warrants”) that may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a designated warrant agent (the “Warrant Agent”);

•	stock purchase contracts (the “Stock Purchase Contracts”); and

•	stock purchase units (the “Stock Purchase Units”).

In addition, the Registration Statement relates to the registration of Common Stock, Preferred Stock and Debt Securities that may be issued from time to time upon conversion, exchange or exercise of Debt Securities, Preferred Stock or Warrants and Common Stock that may be issued pursuant to Stock Purchase Contracts. The Common Stock, Preferred Stock, Debt Securities, Warrants, Depositary Shares, Stock Purchase Contracts and Stock Purchase Units (collectively, the “Securities”) may be issued from time to time, pursuant to Rule 415 under the Securities Act. Specific terms pertaining to the Securities offered by the Company will be determined at or prior to the time of issuance and will be set forth in one or more supplements to the prospectus or free writing prospectuses relating to the offering (each, a “Prospectus Supplement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates and written statements of directors, officers and employees of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (i) the Registration Statement; (ii) the proposed form of the Indenture; (iii) a specimen certificate representing the Common Stock; (iv) the Third Amended and Restated Certificate of Incorporation of the Company, as presently in effect; (v) the Third Amended and Restated By-Laws of the Company, as presently in effect; and (vi) certain resolutions and/or records of proceedings of the Board of Directors of the Company relating to the authorization and registration of the Securities and related matters.

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. We have assumed (a) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act (and will be effective at the time of issuance of any Securities thereunder); (b) a Prospectus Supplement will have been timely filed with the Commission describing any of the Securities being offered; (c) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (d) any Debt Securities that may be issued will be issued in a form that complies with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities will be manually signed or countersigned, as the case may be, by duly authorized officers of the relevant Trustee; (e) the final form of all documents for the Securities will not have any material differences from those customarily used in transactions of this type; (f) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise, (g) there shall not have occurred any change in law affecting the validity or enforceability of any of the Securities, and (h) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance. We have assumed that the terms of the Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Securities will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its subsidiaries is party or otherwise subject, (ii) any law, rule or regulation (or public policy thereunder) to which the Company or any of its subsidiaries is subject, (iii) any judicial or regulatory order or decree of any governmental or regulatory authority or agency or (iv) any consent, approval, license, restriction, authorization or validation of, or filing, recording or registration with or by any governmental or regulatory authority or agency.

Based upon and subject to the foregoing, it is our opinion that:

1. Upon (i) adoption by the Company’s Board of Directors or a duly authorized committee thereof of resolutions authorizing the issuance of the Common Stock and (ii) the issuance and delivery by the Company of the Common Stock, upon receipt of lawful consideration therefor (which shall not be less than the par value of the Common Stock) as determined by the Company’s Board of Directors or a duly authorized committee thereof (or pursuant to conversion or exchange of Preferred Stock or Debt Securities in accordance with the applicable certificate of designation, preferences and rights (“Certificate of Designation”) or Indenture or pursuant to the exercise of Warrants in accordance with the Warrant Agreement or pursuant to Stock Purchase Contracts in accordance therewith, as the case may be), in the manner contemplated by the Registration Statement, any applicable underwriting or other agreement and any applicable Prospectus Supplement, the Common Stock will be duly authorized and validly issued, fully paid and nonassessable.

2. Upon (i) adoption by the Company’s Board of Directors or a duly authorized committee thereof of resolutions establishing the terms of the Preferred Stock, including, but not limited to, the designation, number of shares, the dividend rate, any conversion or exchange rights, any redemption or sinking fund provisions, and the liquidation preference thereof, (ii) the Company’s execution and filing with the Secretary of State of the State of Delaware of a Certificate of Designation (containing such terms as approved by the Company’s Board of Directors or a duly authorized committee thereof) and its effectiveness in accordance with the General Corporation Law of the State of Delaware, as amended, (iii) the adoption by the Company’s Board of Directors or a duly authorized committee thereof of resolutions authorizing the issuance of the Preferred Stock, and (iv) the issuance and delivery by the Company of the Preferred Stock upon receipt of lawful consideration (which shall not be less than the par value of the Preferred Stock) as determined by the Company’s Board of Directors or a duly authorized committee thereof (or pursuant to conversion or exchange of Debt Securities or another class or series of Preferred Stock in accordance with the applicable Certificate of Designation or the Indenture or pursuant to the exercise of Warrants in accordance with the Warrant Agreement, as the case may be), in the manner contemplated by the Registration Statement, any applicable underwriting or other agreement and any applicable Prospectus Supplement, the Preferred Stock will be duly authorized and validly issued, fully paid and nonassessable.

3. Upon (i) execution and delivery by the Company and the applicable Trustee thereunder of the Indenture and an indenture supplement to the Indenture, (ii) the timely qualification of the applicable Trustee under the Indenture in accordance with the Trust Indenture Act of 1939, as amended, (iii) the adoption by the Company’s Board of Directors or a duly authorized committee thereof of resolutions authorizing the terms, issuance and delivery of the Debt Securities as contemplated by the Indenture, and (iv) the execution by the Company, authentication by the relevant Trustee and delivery by the Company of the Debt Securities, upon receipt of lawful consideration therefor as determined by the Company’s Board of Directors or a duly authorized committee thereof, in the manner contemplated by the Registration Statement, the Indenture, any applicable underwriting or other agreement and any applicable Prospectus Supplement, the Debt Securities will be binding obligations of the Company under the terms of the Indenture (except (x) as enforceability may be limited by the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effects of general principles of equity, whether applied by a court of equity or law, and (y) as rights to indemnity or contribution under the same may be limited by federal or state securities laws or the public policy underlying such laws).

4. Upon (i) execution and delivery by the Company and the Warrant Agent of the applicable Warrant Agreement, (ii) the adoption by the Company’s Board of Directors or a duly authorized committee thereof of resolutions authorizing the Warrant Agreement and the terms, issuance and delivery of the Warrants as contemplated by the Warrant Agreement, and (iv) the execution and delivery of the Warrants in accordance with the terms of the Warrant Agreement, upon receipt of lawful consideration therefor as determined by the Company’s Board of Directors or a duly authorized committee thereof, in the manner contemplated by the Registration Statement, the applicable Warrant Agreement, any applicable underwriting or other agreement and any applicable Prospectus Supplement, the Warrants will be validly issued and binding obligations of the Company under the terms of the applicable Warrant Agreement (except (x) as enforceability may be limited by the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effects of general principles of equity, whether applied by a court of equity or law, and (y) as rights to indemnity or contribution under the same may be limited by federal or state securities laws or the public policy underlying such laws).

5. Upon (i) adoption by the Company’s Board of Directors or a duly authorized committee thereof of resolutions establishing the terms of the Preferred Stock underlying the Depositary Shares, including, but not limited to, the designation, number of shares, the dividend rate, any conversion or exchange rights, any redemption or sinking fund provisions, and the liquidation preference thereof, (ii) the Company’s execution and filing with the Secretary of State of the State of Delaware of a Certificate of Designation (containing such terms as approved by the Company’s Board of Directors or a duly authorized committee thereof) with respect to the series of Preferred Stock underlying such Depositary Shares and its effectiveness in accordance with the General Corporation Law of the State of Delaware, as amended, (iii) the adoption by the Company’s Board of Directors or a duly authorized committee thereof of resolutions authorizing the issuance of the Preferred Stock underlying such Depositary Shares, (iv) the issuance and delivery by the Company of the Preferred Stock underlying such Depositary Shares upon receipt of lawful consideration (which shall not be less than the par value of the Preferred Stock) as determined by the Company’s Board of Directors or a duly authorized committee thereof (or pursuant to conversion or exchange of Debt Securities or another class or series of Preferred Stock in accordance with the applicable Certificate of Designation or the Indenture or pursuant to the exercise of Warrants in accordance with the Warrant Agreement, as the case may be), in the manner contemplated by the Registration Statement, any applicable underwriting or other agreement and any applicable Prospectus Supplement, (v) the authorization, execution and delivery by the Company, and execution and delivery by the relevant preferred stock depository, of a deposit agreement relating to such Depositary Shares (a “Deposit Agreement”), and (vi) the execution and delivery of depository receipts evidencing the Depositary Shares by the preferred stock depositary in the manner set forth in the Deposit Agreement and in accordance with the applicable definitive purchase, underwriting or similar agreement, the Depositary Shares will be duly authorized and validly issued, fully paid and nonassessable.

6. Upon (i) due authorization, execution and delivery by the parties thereto of the Stock Purchase Contracts and/or Stock Purchase Units; (ii) adoption by the Company’s Board of Directors or a duly authorized committee thereof of resolutions authorizing the execution, delivery, issuance and sale of such Stock Purchase Contracts and/or Stock Purchase Units; (iii) if such Stock Purchase Contracts and/or Stock Purchase Units relate to the issuance and sale of Common Stock, the taking of the actions described in paragraph 1 above; (iv) if such Stock Purchase Units relate to the issuance and sale of Debt Securities, the taking of the actions described in paragraph 3 above; and (v) the execution of certificates representing such Stock Purchase Contracts and/or Stock Purchase Units by all parties thereto and delivery to the purchasers thereof against payment of the agreed consideration therefor, in the manner contemplated by the Registration Statement, any applicable underwriting or other agreement and any applicable Prospectus Supplement, the Stock Purchase Contracts and/or the Stock Purchase Units will be validly issued and binding obligations of the Company (except (x) as enforceability may be limited by the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effects of general principles of equity, whether applied by a court of equity or law, and (y) as rights to indemnity or contribution under the same may be limited by federal or state securities laws or the public policy underlying such laws).

Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware constitution and the reported judicial decisions interpreting such law, and the laws of the State of New York, and we do not express any opinion herein concerning any other law.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

This opinion is given as of the date hereof and the effective date of the Registration Statement and we assume no obligation to advise you of changes that may thereafter be brought to our attention. This opinion is rendered solely in connection with the above matter. This opinion may not be relied upon for any other purpose without our prior written consent.

Very truly yours,

/s/ Katten Muchin Rosenman LLP

Katten Muchin Rosenman LLP